EXHIBIT 12(b)

FLORIDA POWER & LIGHT COMPANY
COMPUTATION OF RATIOS


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											       Three Months Ended
												 March 31, 1999
											     (Millions of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................         $ 108
  Income taxes ............................................................................            55
  Fixed charges, as below .................................................................            46

    Total earnings, as defined ............................................................         $ 209

Fixed charges, as defined:
  Interest charges ........................................................................         $  43
  Rental interest factor ..................................................................             1
  Fixed charges included in nuclear fuel cost .............................................             2

    Total fixed charges, as defined .......................................................         $  46

Ratio of earnings to fixed charges ........................................................          4.54




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................          $108
  Income taxes ............................................................................            55
  Fixed charges, as below .................................................................            46

    Total earnings, as defined ............................................................         $ 209

Fixed charges, as defined:
  Interest charges ........................................................................         $  43
  Rental interest factor ..................................................................             1
  Fixed charges included in nuclear fuel cost .............................................             2

    Total fixed charges, as defined .......................................................            46

Non-tax deductible preferred stock dividends ..............................................             4
Ratio of income before income taxes to net income .........................................          1.51

Preferred stock dividends before income taxes .............................................             6

Combined fixed charges and preferred stock dividends ......................................         $  52

Ratio of earnings to combined fixed charges and preferred stock dividends .................          4.02
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